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SECURITIES AND EXCHANGE COMMISSION

CityplaceWashington, StateD.C. PostalCode20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2010

FERO INDUSTRIES, INC.

 (Exact name of registrant as specified in its charter)

StateplaceColorado	000-53337	01-0884561
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
addressStreet17 Reeves Crescent CityRed Deer, AB T4P2Z4, country-regionplaceCanada
(Address of principal executive offices)
(403) 827-7936
(Registrant’s Telephone Number)

 (Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

addressStreet3033 Fifth Avenue, Suite 201

CityplaceSan Diego, StateCA PostalCode92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations for the next 12 months.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in country-regionplaceUnited States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “Fero” refer to Fero Industries, Inc. and its subsidiaries. As used herein, Sucanon® is a registered trademark of Fero Industries, Inc.

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Asset Acquisition Agreement

On May 23, 2010, Fero Industries, Inc., a StateColorado corporation, (the "Company") entered that certain Asset Acquisition Agreement (the "Agreement") with Gvest, Inc., (“Gvest”) an StateOntario, country-regionplaceCanada corporation.  Pursuant to the terms and conditions of the Agreement, the Company acquired certain assets directly related to the manufacturing, sale and distribution of that certain product known as Sucanon, which is an herbal remedy for Type II Diabetes. The acquired assets include all of the intellectual property rights, training, and “know how” to manufacture and produce Sucanon, including sources and suppliers of Sucanon ingredients and mixing equipment; certain associated trademarks and patents ("Acquired Assets"). The Acquired Assets include the exclusive world-wide rights to manufacture, sell and distribute Sucanon. The Company purchased the Acquired Assets for an aggregate purchase price of $250,000. The Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties were subject to customary indemnification provisions, subject to specified aggregate limits of liability.

On June 29, 2010, the Company and Gvest determined that all closing conditions had been met and that the transaction should therefore close based on the terms and conditions thereof. On July 1, 2010, the Company received such documents necessary to conduct complete and full due diligence relating to the Acquired Assets.

On July 7, 2010, the Company determined, based on a full review and the completion of due diligence related to the Acquired Assets, the Company has determined that the Acquired Assets will allow the Company to move forward with its new business plan to make, manufacture and distribute Sucanon world-wide.

A description of the specific terms and conditions of the Agreement was previously described in the Form 8-K filed by the Company on May 28, 2010 and is incorporated herein by reference.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference. As a result of the Asset Acquisition Agreement, (i) our principal business became the business of manufacturing, sales and distribution of that certain product known as Sucanon formerly known as Diab II), which is a treatment for Type II Diabetes, previously held or otherwise owned by Gvest, which is more fully described below, and (ii) 75% ownership of Smith Rothe Pharmaceutical (“Smith Rothe”), a company incorporated in Barbados; 98% ownership of Pharmaroth SA de CV, a Mexican corporation (“Pharmaroth”); 100% of any and all interest owned by Seller in three entities formerly doing business in China known as, 314202 B.C. Ltd, Volkspharm and Volque, of which none have had any business operations since 2002.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, we completed a Asset Acquisition Agreement with Gvest, Inc. (the "Transaction") and Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the Registrant unless otherwise specifically indicated.

ITEM 1.  BUSINESS

Corporate History

We were incorporated in the State of StateplaceColorado on December 11, 2000 under the name Fero Industries, Inc. and were dormant until December 2006. During this time we were a development stage company that had not commenced any operations other than initial corporate formation and capitalization, the building of a central website, www.oil-n-gasbrokerage.net, and the acquisition of our domain names and the development of our business plan. It was our initial intention to create a web portal whereby we planned to serve as an all inclusive information provider for anyone worldwide who was looking to buy, sell or lease anything to do with the exploration and/or production of oil and gas.

In October, 2009, we abandoned the original business plan and began seeking out potential acquisition candidates in the healthcare industry.

On October 13, 2009 Fero Industries, Inc. (the “Registrant”) entered into a Definitive Share Exchange Agreement to acquire Pyro Pharmaceuticals, Inc. of CityplaceIrvine StateCalifornia. On December 8, 2009 the registrant and Pyro Pharmaceuticals, Inc. mutually terminated the Share Exchange Agreement and Entered in to an Asset Purchase Agreement. Pyro Pharmaceuticals, Inc. is engaged in the business of developing therapeutics against multi-drug resistant infectious microorganisms.  The Definitive Agreement provides for the Purchase of Pyro’s assets for shares of the Company’s common stock, with Fero remaining as the parent entity and Pyro as a subsidiary.  This transaction is subject to certain terms and conditions as set forth in the definitive agreement. This transaction has not yet closed.

On May 23, 2010, Fero Industries, Inc., a StateColorado corporation, (the "Company") entered that certain Asset Acquisition Agreement (the "Agreement") with Gvest, Inc., (“Gvest”) an StateOntario, country-regionplaceCanada corporation.  Pursuant to the terms and conditions of the Agreement, the Company acquired certain assets directly related to the manufacturing, sale and distribution of that certain product known as Sucanon, which is an herbal remedy for Type II Diabetes. The acquired assets include all of the intellectual property rights, training, and “know how” to manufacture and produce Sucanon, including sources and suppliers of Sucanon ingredients and mixing equipment; certain associated trademarks and patents ("Acquired Assets"). The Acquired Assets include the exclusive world-wide rights to manufacture, sell and distribute Sucanon. The Company purchased the Acquired Assets for an aggregate purchase price of $250,000. The Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions. Breaches of the representations and warranties were subject to customary indemnification provisions, subject to specified aggregate limits of liability.

On June 29, 2010, the Company and Gvest determined that all closing conditions had been met and that the transaction should therefore close based on the terms and conditions thereof. On July 1, 2010, the Company received such documents necessary to conduct complete and full due diligence relating to the Acquired Assets.

On July 7, 2010, the Company determined, based on a full review and the completion of due diligence related to the Acquired Assets, the Company has determined that the Acquired Assets will allow the Company to move forward with its new business plan to make, manufacture and distribute Sucanon world-wide.

Overview

Fero’s mission is to acquire healthcare related companies, products, and technologies that have large market potential, improve the quality of care, or have unmet needs. Fero is focused on the medical device, biotechnology, pharmaceutical, nutraceutical, and healthcare IT industries. Fero's mission is to create and enhance shareholder value via a growth-by-acquisition strategy by acquiring synergistic companies, products, and technologies that have large market potential, improve the quality of care, or have unmet needs.

Fero’s initial focus is on diabetes. The Company has acquired the intellectual property and other exclusive world-wide rights related to the production, marketing, and distribution of Sucanon also known as Diab II, a treatment for Type II diabetes.

Sucanon is approved and is sold as an Over-The-Counter ("OTC") herbal remedy for Type II diabetes in country-regionMexico and as a prescription pharmaceutical in country-regionplacePeru. Sucanon clinical trials were conducted in placecountry-regionChina. Application for United States Food and Drug Administration (“FDA”) approval of Sucanon has not been made. As such, it is not offered for sale nor approved for sale in the country-regionplaceUnited States at this time. The Company will consider applying for FDA approval in the near future.

Current Product

Sucanon is one of only several drugs in the world, belonging to a class of diabetic medications called insulin sensitizers.  Insulin sensitizers lower blood sugar by increasing the muscle, fat and liver’s sensitivity to insulin.  Insulin sensitizers are blood sugar normalizing or euglycemic drugs that help return the blood sugar to the normal range without the risk of low blood sugars.

1.

Insulin binding to receptors and entering the cell, (which is impeded in NIDDM patients), is essential for the uptake of glucose;

2.

Sucanon increases the binding of insulin to its receptors;

3.

Sucanon increases the internalization of insulin; and,

4.

As a result, Sucanon increases the intracellular level of insulin, which then increases the uptake of glucose.

Sucanon is a medication that helps the body make better use of its own insulin, the hormone that controls blood sugar levels.  Type II Diabetics produce insulin, but their cells gradually lose the ability to absorb and use insulin to get sugar out of the blood stream.  Sucanon transports sugar out of the blood stream and into cells where it can be burned.  Sucanon particularly helps muscle cells use insulin and thus draws sugar out of the blood stream.

Sucanon increases sensitivity to insulin which leads to decreased blood sugar levels and a reduction of a wide range of Type II Diabetes symptoms, including: weight gain, fatigue, excess thirst and excess urination.  The reduction in blood sugar levels also reduces the possibility of peripheral nerve damage; this damage caused to peripheral nerves by chronic high blood sugar can ultimately lead to impotence in men and amputation of limbs in both men and women.

Sucanon is an herbal medication. It is derived from the combination of the dried root of tricosanthis and molybdenum, a light metal.  Sucanon’s chemical name is manitolatodimolybdate.

Clinical Trial Summary:

Clinical trials on Sucanon were performed in StateStateChina.  After submission of a New Drug Application ("NDA") Sucanon was approved by the State Food and Drug Administration (SFDA) of China.

Sucanon clinical trials (see Clinical Results

 for more detailed information on trial results) were shown to reduce the problems and symptoms of Type II Diabetes:

High blood sugar:  Clinical studies have shown that Sucanon reduces blood sugar readings by about 25% - 30% and brings high blood sugar back into the normal range (non-fasting blood sugar  is above 200 mg/dL (milligrams per deciliter) or fasting blood sugar is above 126 mg/dL).

Fatigue:  Clinical studies have shown that Sucanon reduces fatigue.  Fatigue is a frequent symptom of Type II Diabetes or a pre-diabetic condition called Impaired Glucose Tolerance.

Weight gain:  Clinical studies have shown that people who have taken Sucanon report weight loss along with increased energy. Very often, people who are diabetic or pre-diabetic gain weight because their insulin-resistance leads to sugar being converted into fat instead of being burned to produce energy.

Excess thirst and urination:  Clinical studies have shown that Sucanon reduces excess thirst and excess urination. Higher-than-normal levels of blood sugar instigate thirst, which in turn leads to increased frequency of urination.

High cholesterol and triglyceride levels:  Clinical studies have shown that Sucanon reduces the levels of cholesterol and triglycerides.  People who are diabetic or pre-diabetic often have elevated cholesterol and triglyceride levels.  Elevated cholesterol and triglycerides significantly increase the risk of heart disease.

Side effects: Clinical studies have shown that Sucanon showed no side effects.  This sets Sucanon apart from many other anti-diabetic products, which can have effects on digestion, the liver, or the heart.

Toxicity: Clinical studies have shown that Sucanon toxicity was undistinguishable from the placebo.  In addition, Sucanon showed no carcinogenicity, mutagenicity, and teratogenicity in mice.

Clinical Results

Clinical Experience

The clinical benefits of Sucanon were convincingly demonstrated in a double-blind, randomized, placebo- & Glibenclamide-controlled, multi-center, efficacy and safety study in 370 adult patients with Type II diabetes. Sucanon was administered as tablets, one in the morning and one in the evening. The duration of the study was 6 months: four months treatment, preceded by one month screening evaluation, and followed by one month post-treatment follow-up. Glibenclamide is a commonly prescribed sulfonylurea; its benefits and limitations have been well known to diabetologists for over a decade. The parameters of response to therapy included an evaluation of the changes in clinical signs and symptoms of diabetes, an alteration in the blood and urine measurements of glucose metabolism, and an alteration in blood lipid levels.

The results indicated that the parameters of disease activity in patients receiving either Glibenclamide or Sucanon responded in a highly relevant clinical manner and that the differences from baseline measurements were statistically highly significant (p values <0.01). The lack of response in the group of patients who were randomized to receive placebo was also unequivocal, where the effect of administration was clinically small or non-existent, and the baseline to treatment difference was statistically insignificant (p value >0.05). An extract of the data is summarized in the following graphs and tables.

Table 1

Changes in glucose abnormalities in 370 Type II diabetic patients in 3 treatment groups of the randomized, double-blind, controlled study (before treatment and at the end of treatment analyses)

Table 2

Results from table 1 expressed as “Percent Improvement” (baseline to end of treatment)

Response to therapy was documented not only by a loss of, or a reduction in, disease related symptoms which included polyuria, polvdipsia, polyphagia, and fatigue, but also by the improvement in objective parameters of disease, namely, a reduction to normal or near normal levels in the elevated fasting blood glucose, and urinary sugar, and a normalization of the 100 g - oral glucose tolerance test. The objective results are given in table 1 above where the mean and standard deviations for these Values are listed, as well as the calculated "t" and “p" values. Given that the coefficient of variance of baseline values for the three treatment groups is small, and the patient number per group relatively large (n = 123), a between treatment group comparison is not unreasonable. These calculations (not shown) reveal that the improvements associated with therapy for both the Glibenclamide group of patients and the Sucanon group of patients were both better than placebo for all objective parameters measured to a level that was statistically significant (p Values <0.05 to <0.01 respectively. This was not surprising from the t values listed in table 1. The difference in reduction of fasting blood glucose between the latter treatment groups was not statistically significant (p value >.0.05).

Table 3

Sucanon associated improvements in blood lipid levels

Pre-clinical pharmacology

Pre-clinical in vivo and in vitro studies have identified that intravenous and oral Sucanon is pharmacodynamically active in diabetic rats, and out-performed all biguanides and sulfonylureas tested in those models. When added to rat muscle cells, its critical influence commences in seconds as it up-regulates insulin receptors, in a manner not yet understood, with the resultant increase in insulin endocytosis, uptake of glucose, and L-leucine effects, all of which last more than an hour.

In single-dose rat studies, peak response in lowering blood glucose takes 2 to 4 hours to occur, and the effect is lost by about 10 hours. Multiple oral dosing in rats (48 days) and up to 4 months in man, shows no loss of activity. Clear-cut pharmacological dose-response features were documented. Sucanon is also superior to other hypoglycemic agents in these models.

Toxicity

The therapeutic index is so large (10,000 in mice) that its margin of safety must be unique in the armamentarium of drugs for the treatment of diabetes. Carcinogenicity, mutagenicity, and teratogenicity toxicities were not found in mice. Chronic dosing in dogs and rats at 2000 times the therapeutic dose was free of any toxicity.

Sucanon Regulatory Approvals:

Sucanon has been approved for prescription sale in StatePeru and has been approved as an over-the-counter (non-prescription) product in StateStateMexico. Application for United States FDA regulatory approval has not yet been made.  Thus, doctors cannot prescribe nor purchase Sucanon in the StateStateUnited States. However, Type II diabetics can buy Sucanon for their own use and have it delivered to them from StateStateMexico under the U.S. FDA’s “personal importation” guidelines. A similar program exists for Type II diabetics in StateStateCanada who wish to buy Sucanon for their own use.

Growth Strategy

With this acquisition completed, Fero's strategy is to expand its product offering by acquiring other products in the bioceutical market place.

Fero's growth-by-acquisition strategy is critical to its current operations. Growing an existing business using strategies to increase sales and improve operations (i.e., organic growth) should be a constant, on-going goal of any business.

The benefits of growing through acquisition include:

•

Acquisitions can produce desired growth results much quicker than traditional organic growth strategies;

•

Effective means of developing a competitive advantage by acquiring companies to address existing weaknesses or needs;

•

Proven method of rapidly growing sales and income by acquiring new customers;

•

Strategic acquisitions can be an effective means to diversify your customer base and/or enter new markets to reduce reliance on any one customer or industry;

•

Acquisitions can be accomplished on a leveraged basis with financing to produce a return-on-investment superior to traditional organic growth results;

•

Acquiring a business can be an excellent way to develop a competitive advantage;

•

Acquiring a niche competitor that provides a related service your business doesn't currently offer can provide an immediate competitive advantage; and

•

Acquisition of another business can be an effective means of quickly increasing revenue and income while strategically adding customers to diversify your customer base.

In summary, the combination of the following key parameters differentiates Fero from other companies on the market:

•

To maximize benefits to shareholders, our corporate focus is devoted to the acquisition of synergistic companies, products, and technologies which bring value added revenue and market opportunities;

•

An experienced Management Team and Advisory Board directing all activities;

•

A pipeline of potential acquisition candidates;

•

A well-implemented strategy of acquiring candidates which have large market potential and significant unmet needs;

•

A highly flexible organization and low fixed overheads due to our innovative outsourcing strategy; and

•

A highly professional approach characterized by swift, responsive and well thought out decision-making and ability to redirect business efforts quickly and at low cost, to maximize partnering activities.

Competition

Our competitors include fully integrated pharmaceutical companies, nutraceutical, and biotechnology companies, universities and public and private research institutions. Many of the organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, greater experience in drug development and in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than we do.

Insurance

Due to the nature of the business conducted by the Company in the past, we do not currently maintain any insurance. However, we intend to acquire and maintain insurance appropriate to our new activities in the future on such terms that management shall deem to be commercially reasonable.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

Pursuant to the Acquisition Agreement, we acquired the following intellectual property rights including patents and trademarks Intellectual Property.

Trademarks:

MARK	REG./APP. NO	REG./ APP. DATE	JURISDICTION
Sucanon	3255374	June 26, 2007	StateStateUnited States
Sucanon	720203	August 2, 2001	StateStateMexico
Sucanon Premix*	1421376	December 10, 2008	StateStateCanada

We previously applied for the trademark for Sucanon Premix in the International class 1 which consists of pharmaceutical preparations for the treatment of Type I and Type II diabetes. In February of 2010 we received a default notice and the application was thereby deemed abandoned in May of 2010. We are in the process of reviving the patent.

Patents:

ABSTRACT	PATENT NO.	ISSUE DATE
Method and composition for the treatment of diabetes	6,153,632	November 28, 2000

Employees

We currently have no employees other than our officers/directors.  However, we intend to seek out and identify qualified persons to assist the Company in implementing its new business plan and operations.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at StateState100 F Street, N.W., StateWashington, StateDC State20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

In addition, certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, can be viewed and printed from the investor information section of our website at www.feroindustries.com, as soon as reasonably practicable after filing with the SEC. The information on our websites is not and should not be considered part of this Report and is not incorporated by reference in this document. The website is only intended to be inactive textual references.

Government Regulation

The development, manufacture and commercialization of pharmaceutical products is generally subject to extensive regulation by various federal and state governmental entities. The FDA, which is the principal U.S. regulatory authority over pharmaceutical products, has the power to seize adulterated or misbranded products and unapproved new drugs, to request their recall from the market, to enjoin further manufacture or sale, to publicize certain facts concerning a product and to initiate criminal proceedings. As a result of federal statutes and FDA regulations pursuant to which new pharmaceuticals are required to undergo extensive and rigorous testing, obtaining pre-market regulatory approval requires extensive time and expenditures. Under the Federal Food, Drug, and Cosmetic Act, or FFDCA, as amended (21 U.S.C. 301 et. seq.), a new drug may not be commercialized or otherwise distributed in the StateStateU.S. without the prior approval of the FDA or pursuant to an applicable exemption from the FFDCA.

ITEM 1A.

RISK FACTORS

We currently rely on one product, and have no product sales to date, and cannot give assurance that there will be any sales in the future.

Our only product, Sucanon has just recently been approved for sale to the general public in StateMexico and StateStatePeru; yet, no revenues have been generated to date from product sales. There is no guarantee that we will ever be able to market and promote Sucanon. To become profitable, we will have to successfully market and promote Sucanon and obtain regulatory approvals in other jurisdictions. There can be no assurance that our marketing and promotion efforts will be successful; that we will be able to obtain all required regulatory approvals; that we will be able to manufacture our products at an acceptable cost and with acceptable quality; or that our products can be successfully marketed in the future. We currently do not expect to receive significant revenues from the sale of any of our products for at least the next several years.

We have incurred losses since inception and anticipate that we will continue to incur losses for the foreseeable future and there is a question about our ability to continue as a going concern.

We are a development stage company with a limited operating history. We expect to continue to incur significant and increasing operating losses, in the aggregate and on a per share basis, for the next several years. These losses, among other things, have had and will continue to have an adverse effect on our stockholders’ equity, net current assets and working capital.  Because of the numerous risks and uncertainties associated with developing new drugs, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Currently, we have not generated any product revenue. We have financed our operations and internal growth primarily through the sale of equity securities. We have devoted substantially all of our efforts to asset acquisition. Our Financial Statements includes an explanatory paragraph that indicates the financial statements are affected by conditions and events that cast substantial doubt on our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The current global economic environment poses severe challenges to our business strategy, which relies on access to capital from the markets and our collaborators, and creates other financial risks for us.

The global economy, including credit markets and the financial services industry, has been experiencing a period of substantial turmoil and uncertainty. These conditions have generally made equity and debt financing more difficult to obtain, and may negatively impact our ability to complete financing transactions. The duration and severity of these conditions is uncertain, as is the extent to which they may adversely affect our business and the business of current and prospective collaborators and vendors. If the global economy does not improve or worsens, we may be unable to secure additional funding to sustain our operations or to find suitable partners to advance our internal programs, even if we receive positive results from our research and development or business development efforts.

If we do not partner or raise additional funds, we may have to further curtail our activities.

While we believe our strategy will conserve resources, our ability to advance our marketing efforts is limited. Without additional capital or funding from prospective partners, we will need to significantly curtail some of our current and planned activities and expenditures.

We may suffer losses from product liability claims.

It is possible that Sucanon could cause adverse events to patients, such as immunologic or allergic reactions. These reactions may not be observed in clinical trials, but may nonetheless occur after commercialization. If any of these reactions occur, they may render Sucanon ineffective in some patients and our sales would suffer. We may be susceptible to product liability lawsuits from events arising out of the use of Sucanon. If product liability lawsuits are brought against us, we may incur substantial liabilities and may be required to limit commercialization of our products. Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of bioceutical products. We may not be able to avoid product liability claims. Product liability insurance for the pharmaceutical and biotechnology industries is generally expensive, if available at all. If we are unable to protect against potential product liability claims, we may be unable to market Sucanon A successful product liability claim brought against us in excess of our insurance coverage may cause us to incur substantial liabilities and, as a result, our business may fail.

Our commercial success depends significantly on our ability to develop and commercialize our potential products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on our not infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin clinical testing, manufacturing and marketing of the affected product or products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required, in addition to any potential liability for damages, to obtain a license to continue to manufacture or market the affected product, in which case we may be required to pay substantial royalties or grant cross-licenses to our patents. However, any such license may not be available on acceptable terms or at all. Ultimately, we could be prevented from commercializing a product, or forced to cease some aspect of our business operations, as a result of patent infringement claims, which would harm our business. We may enter into licensing agreements with third party intellectual property owners for use of their property in connection with our potential products in order to ensure that such third party’s rights are not infringed.

Although we are not aware that any of our intended potential products would materially infringe the rights of others, a claim of infringement may be asserted against us and any such assertion may result in costly litigation or may require us to obtain a license in order to make, use, or sell our products. Third parties may assert infringement claims against us in the future with respect to current or future products. Any such claims or litigation, with or without merit, could be costly and a diversion of management’s attention, which could have a material adverse effect on our business, operating results and financial condition. Adverse determinations in such claims or litigation could harm our business, operating results and financial condition.

We may experience delays in obtaining required regulatory approvals in the StateStateU.S. to market our potential proposed product candidates.

Delays in regulatory approval, limitations in regulatory approval and withdrawals of regulatory approval may have a negative impact on our results of operations. If we experience significant delays in testing or approvals, our product development costs, or our ability to license product candidates, will increase. If the FDA grants regulatory approval of a product, this approval will be limited to those disease stages and conditions for which the product has been demonstrated through clinical trials to be safe and effective. Any product approvals that we receive in the future could also include significant restrictions on the use or marketing of our products. Product approvals, if granted, can be withdrawn for failure to comply with regulatory requirements or upon the occurrence of adverse events following commercial introduction of the potential products.

Failure to comply with applicable FDA or other applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production or injunction, as well as other regulatory action against our product candidates or us. If approvals are withdrawn for a potential product, or if a potential product were seized or recalled, we would be unable to sell or license that product and our revenues would suffer. In addition, outside the StateStateU.S., our ability to market any of our potential products is contingent upon receiving market application authorizations from the appropriate regulatory authorities and these foreign regulatory approval processes include all of the risks associated with the FDA approval process described above.

If competitors develop and market products that offer advantages as compared to our product candidates, our commercial opportunities will be limited.

Other companies have product candidates in development to treat the conditions we are seeking to ultimately treat. If these competitors are able to develop products that are more effective, have fewer side effects, are less expensive or offer other advantages as compared to our product candidates, our commercial opportunities will be limited. Furthermore, if our competitors commercialize competing products before we do, then our ability to penetrate the market and sell our products may be impaired. Our competitors include fully integrated pharmaceutical companies and biotechnology companies, universities and public and private research institutions. Many of the organizations competing with us have substantially greater capital resources, larger research and development staffs and facilities, greater experience in drug development and in obtaining regulatory approvals, and greater manufacturing and marketing capabilities than we do.

Research and development programs are expensive, time consuming, uncertain and susceptible to change, interruption, delay or termination.

Drug research and development programs are very expensive, time consuming and difficult to design and implement. Our projects are in various stages of research and development and are prone to the risks of failure inherent in drug research and development. We will need to complete additional research, development, clinical trials and preclinical studies before we can demonstrate that our drug candidates will be safe and effective to the satisfaction of the FDA and similar non-US regulatory authorities. These trials are expensive and uncertain processes that take years to complete. Failure can occur at any stage of the process, and successful early clinical or preclinical trials do not ensure that later trials or studies will be successful. In addition, the commencement or completion of our planned clinical trials could be substantially delayed or prevented by several factors, including:

•

limited number of, and competition for, suitable patients required for enrollment in our clinical trials;

•

limited number of, and competition for, suitable sites to conduct our clinical trials;

•

delay or failure to obtain FDA approval or agreement to commence a clinical trial;

•

delay or failure to obtain sufficient supplies of our drug candidates for our clinical trials;

•

delay or failure to reach agreement on acceptable clinical trial agreement terms or clinical trial protocols with prospective sites or investigators; and

•

delay or failure to obtain institutional review board, or IRB, approval to conduct a clinical trial at a prospective site.

Even if the results of our research and development programs are favorable, the development programs for our prospective drug candidates may take significantly longer than expected to complete, if they are completed at all.

We may engage in new partnerships and other strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time we consider strategic transactions, such as out-licensing or in-licensing of compounds or technologies, acquisitions of companies and asset purchases. Additional potential transactions we may consider include a variety of different business arrangements, including strategic partnerships, joint ventures, spin-offs, restructurings, divestitures, business combinations and investments. Any such transaction may require us to incur non-recurring or other charges, may increase our near- and long-term expenditures and may pose significant integration challenges, require additional expertise or disrupt our management or business, which could harm our operations and financial results.

As part of an effort to enter into significant transactions, we conduct business, legal and financial due diligence with the goal of identifying and evaluating material risks involved in the transaction. Despite our efforts, we ultimately may be unsuccessful in ascertaining or evaluating all such risks and, as a result, might not realize the intended advantages of the transaction. If we fail to realize the expected benefits from any transaction we may consummate, whether as a result of unidentified risks, integration difficulties, regulatory setbacks or other events, our business, results of operations and financial condition could be adversely affected.

Drug discovery and development is intensely competitive in the therapeutic areas on which we focus. If our competitors develop treatments that are approved faster, marketed better, less expensive or demonstrated to be more effective or safer than our drug candidates, our commercial opportunities will be reduced or eliminated.

Many companies are pursuing the development of new drugs that target the same diseases and conditions that we target. Many of our competitors, particularly large pharmaceutical companies, have substantially greater research, development and marketing capabilities and greater financial, scientific and human resources than we do. Companies that complete clinical trials, obtain required regulatory agency approvals, and commence commercial sale of their drugs before we do for the same indication may achieve a significant competitive advantage, including certain patent and FDA marketing exclusivity rights. In addition, our competitors may develop drugs with fewer side effects, more desirable characteristics (such as route of administration or frequency of dosing) or better efficacy than our drug candidates or drugs, if any, for the same indication. Our competitors may also market generic or other drugs that compete with our drugs at a lower price than our drugs, which may negatively impact our drug sales, if any. Any results from our research and development efforts, or from our joint efforts with our existing or any future collaborators, may not compete successfully with existing or newly discovered products or therapies.

Collaborative relationships may lead to disputes and delays in drug development and commercialization.

We may in the future have conflicts with our prospective collaborators, such as conflicts concerning the interpretation of preclinical or clinical data, the achievement of milestones, or the ownership of intellectual property. If any conflicts arise with prospective collaborators, such collaborators may act in a manner that is adverse to our interests.  Any such disagreement could result in one or more of the following, each of which could delay, or lead to termination of, development or commercialization of our partnered drug candidates, and in turn prevent us from generating revenues:

•

unwillingness on the part of a collaborator to pay us research funding, milestone payments or royalties that we believe are due to us under a collaboration;

•

uncertainty regarding ownership of intellectual property rights arising from our collaborative activities, which could prevent us from entering into additional collaborations;

•

unwillingness on the part of a collaborator to keep us informed regarding the progress of its development and commercialization activities or to permit public disclosure of the results of those activities;

•

slowing or cessation of a collaborator’s development or commercialization efforts with respect to our drug candidates; or

•

litigation or arbitration.

Even if we receive regulatory approval to commercialize Sucanon, our ability to generate revenues from any resulting products will be subject to a variety of risks, many of which are out of our control.

Even if our potential drug candidate obtains regulatory approval, the resulting product may not gain market acceptance among physicians, patients, healthcare payers or the medical community. We believe that the degree of market acceptance and our ability to generate revenues from such products will depend on a number of factors, including:

•

timing of market introduction of competitive drugs;

•

efficacy and safety of our drug candidates;

•

prevalence and severity of any side effects;

•

potential or perceived advantages or disadvantages over alternative treatments;

•

strength of sales, marketing and distribution support;

•

price of our future products, both in absolute terms and relative to alternative treatments;

•

the effect of current and future healthcare laws on our drug candidates;

•

availability of coverage and reimbursement from government and other third-party payers; and

•

product labeling or product insert requirements of the FDA or other regulatory authorities.

If our potential approved drugs, if any, fail to achieve market acceptance, we may not be able to generate significant revenue to achieve or sustain profitability.

Our operations might be interrupted by the occurrence of a natural disaster or other catastrophic event.

We depend on our facilities and on our collaborators, contractors and vendors for the continued operation of our business. Natural disasters or other catastrophic events, including terrorist attacks, interruptions in the supply of natural resources, political and governmental changes, wildfires and other fires, explosions, actions of animal rights activists, earthquakes and wars could disrupt our operations or those of our collaborators, contractors and vendors. Even though we believe we carry commercially reasonable business interruption and liability insurance, and our contractors may carry liability insurance that protect us in certain events, we might suffer losses as a result of business interruptions that exceed the coverage available under our and our contractors’ insurance policies or for which we or our contractors do not have coverage. For example, we are not insured against a terrorist attack. Any natural disaster or catastrophic event could have a significant negative impact on our operations and financial results. Moreover, any such event could delay our research and development programs.

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending StateJune 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Colorado law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation contains a specific provision that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by StateStateColorado law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

ITEM 2.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND

RESULTS OF OPERATION

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

Liquidity and Capital Resources

As of March 31, 2009 we had no available cash. We plan to continue to provide for our capital needs by issuing debt or equity securities or receiving advances from shareholders or our officers and directors.

We will require additional financing in order to complete our stated plan of operations for the next twelve months. We believe that we will require additional financing to carry out our intended objectives during the next twelve months. There can be no assurance, however, that such financing will be available or, if it is available, that we will be able to structure such financing on terms acceptable to us and that it will be sufficient to fund our cash requirements until we can reach a level of profitable operations and positive cash flows. If we are unable to obtain the financing necessary to support our operations, we may be unable to continue as a going concern. We currently have no firm commitments for any additional capital.

The downturn in the StateStateUnited States stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

To date, we have generated no revenues and have incurred operating losses in every quarter. These factors among others may raise substantial doubt about our ability to continue as a going concern.

Results of Operations

For the Nine months Ended March 31, 2010 compared to the Nine months Ended February 28, 2009

We are an exploration stage and have no revenues to date.

We incurred operating expenses of $2,250 and $10,250 for the nine month periods ended March 31, 2010 and 2009, respectively.  The decrease of $ 8,000 is a result of the decrease in professional fees and general and administrative expenses over the prior period.  The decrease in our operating expenses for the Nine months ended March 31, 2010 was a result of decreased administrative expenses and exploration activities in connection with our ongoing development efforts.

During the Nine months ended March 31, 2010, we recognized a net loss of $2,250 compared to a net loss of 10,250 for the Nine months ended February 28, 2009.  The decrease was a result of the decrease in operational expenses as discussed above.

Liquidity and Capital Resources

At March 31, 2010, we had total assets of $0 consisting of cash.  At March 31, 2010, we had total current liabilities of $37,905, consisting of accrued expenses of $12,500 and an advance from shareholders of $25,405,

During the Nine months ended March 31, 2010, we used cash of $4,905 in operations. During the Nine months ended March 31, 2010, net losses of $4,905 were not adjusted for any non-cash items.  During the nine months ended March 31, 2009, net losses of $15,155 were not adjusted for any non-cash items.

During the Nine months ended March 31, 2010 and 2009, we did not have any cash flows from investment activities.

During the Nine months ended March 31, 2010, we received $0 from our financing activities.  During the Nine months ended March, 2009, we received $0 from our financing activities.

Subsequent Events

On June 24, 2010, we issued a Two Hundred Fifty Thousand Dollars ($250,000) Promissory Note (the “Note”) in favor of Mr. Peter Hogendoorn (the “Lender”). The Note contains standard representations, and warranties and affirmative and negative covenants, and is described in greater detail below. The Note memorializes a loan made by the Lender to the Company, in order for the Company to close that certain Asset Acquisition Agreement with Gvest. The Note accrues simple interest at a rate equal to 1% over the average Canadian Prime Rate and is due 30 days from the date executed, or thereafter by mutual agreement of the parties hereto, the principal and all accrued interest thereon shall be due and payable within ten (10) days of written demand by Holder. Additionally, the Note may be repaid in whole or in part by the Company without penalty or premium at any time and from time to time prior to the Maturity Date.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Need for Additional Financing

We do not have capital sufficient to meet our cash needs.  We will have to seek loans or equity placements to cover such cash needs.  Once exploration commences, our needs for additional financing is likely to increase substantially. No commitments to provide additional funds have been made by our management or other stockholders.  Accordingly, there can be no assurance that any additional funds will be available to us to allow it to cover our expenses as they may be incurred.

RECENT ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below.

Earnings Per Share

In September 2009, the FASB issued Update No. 2009-08 “Earnings per share – Amendments to Section 260-10-S99”. This codification update represents technical corrections to Topic 260-10-S99, Earnings Per Share, based on EITF Topic D-53, Computation of Earnings per Share for a Period that Includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company has adopted Update No. 2009-08 there was no impact on its consolidated financial statements.

Measuring Liabilities at Fair Value

In August 2009, the FASB issued Update No. 2009-05, “Topic 820 – Fair Value Measurements and Disclosures - Measuring Liabilities at Fair value”. This update applies to all entities that measure liabilities at fair value within the scope of Topic 820. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using a valuation technique that uses the quoted price of the identical liability when traded as an asset, or the quoted prices for similar liabilities or similar liabilities when traded as assets. Other valuation techniques that are consistent with the principles of Topic 820 may be used. The amendment also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendment clarifies that both the quoted price of an active market for the identical liability at the measurement date and quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are level 1 fair value measurements. The adoption of this update is effective for the first reporting period, including interim period, beginning after August 2009. The Company has adopted ASC 820, which had no impact on its consolidated financial statements.

Generally Accepted Accounting Principles

In June 30, 2009, the Financial Accounting Standards Board issued Update No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - Amendments Based on Statement of Financial Accounting Standards No. 168”. This update establishes that the FASB Accounting Standards Codification will become the source of authoritative StateStateU.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This Statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The Company has adopted ASC 105.

Subsequent Events

In May 2009, the FASB issued ASC 855, “Subsequent Events”. This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date and is effective for interim and annual periods ending after June 15, 2009. The Company has adopted ASC 855 as of August 31, 2009.

Interim Disclosure about Fair Value of Financial Instruments

In April 2009, the FASB issued FASB Staff Position “FSP” No. SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments”.  This FSP amends SFAS No. 107 to require disclosures about fair values of financial instruments for interim reporting periods as well as in annual financial statements.  The FSP also amends Accounting Principles Board Opinions “APB Opinion” No. 28 to require those disclosures in summarized financial information at interim reporting periods. This FSP becomes effective for interim reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009.  The Company has adopted “FSP” No. SFAS 107-1 and APB 28-1 as of August 31, 2009.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not required.

INTEREST RATE

Interest rates are generally controlled. The majority of our debt is owed to a related party which does not bear interest so fluctuations in interest rates do not impact our result of operations at this time. However, we may need to increase our reliance on bank financing or other debt instruments in the future in which case fluctuations in interest rates could have a negative impact on our results of operations.

ITEM 3.

PROPERTIES

The mailing address of our business is StateState17 Reeves Crescent, StateRed Deer, StateAB, StateCanada StateT4P 2Z4 Our President provides office space to us at no charge. The cost of the donated premises is valued at $0 per month on our financial statements.

We own no real estate holdings and we have no policy to acquire assets for possible capital gain or income.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 6, 2010, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 127,500,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers
Kyle Schlosser StateState17 Reeves Crescent StateRed Deer, AB T4P2Z4, StateStateCanada	15,000,000	11.76%
Leigh-Anne Squire StateState903 72nd Avenue NW StateStateCalgary, StateAB CAN	12,500,000	9.80%
Beneficial owners greater than 5%

1.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly Stateor indirectly, through any contract, arrangement, understanding, relationship, Stateor otherwise has Stateor shares: (i) voting power, which includes the power to vote, Stateor to direct the voting of shares; and (ii) investment power, which includes the power to dispose Stateor direct the disposition of shares. Certain shares may be deemed to be beneficially owned by mStateore than one person (if, fStateor example, persons share the power to vote Stateor the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (fStateor example, upon exercise of an option) within 60 days of the date as of which the infStateormation is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position
Kyle Schlosser	48	President, CEO, and Director
Leigh-Ann Squire	41	Secretary, Treasurer, CFO, and Director

Kyle Schlosser – Chief Executive Officer and President : Mr. Schlosser has served as our President since our inception in December 2000. Since August 2006, Mr. Schlosser has been the founder and president of Jack’s Custom Shacks Inc., manufacturer of portable office sleeping and cooking structures for the oil and gas and mining industries. From April 2004 through June 2006, Mr. Schlosser served as an independent oil and gas consult with assignments all over the StateUnited States, StateCanada and the StateMiddle East. From June 2002 to December 2004, Mr. Schlosser served as Chairman and interim president of Micromining Technologies Ltd. (MMZ-TSX) a corporation involved with environmental clean-up of oilfield and mining sites. From 1980 through 2002 he served as president of KWS Enterprises Inc., a Seismic Drilling contractor, supplying seismic drilling for major oil companies.

Leigh-Ann Squire – Chief Financial Officer, Secretary and Treasurer: Ms. Squire has served as of Chief Financial Officer, Treasurer and Secretary since December 28, 2006.  Since 1997, Ms Squire has been Benefit Coordinator for Fauth Financial Group of StateStateCalgary, StateAB a firm providing investment consulting and management and management of benefit plans for over 220 companies.  She has an extensive background in computer programming and organization.  Prior to 1997 Ms. Squire was employed by The Great West Life Assurance Company as an investment and Benefits coordinator.

Directors

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Audit Committee

The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Mr. Schlosser, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Schlosser collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Schlosser will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Schlosser will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

ITEM 6.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

At the present time, members of the board of directors are not compensated for their services to the board.

Summary Compensation Table

The following table provides summary information for the years 2009, and 2008 concerning cash and non-cash compensation paid or accrued by Fero Industries, Inc. to or on behalf of (i) the chief executive officer and (ii) any other employee to receive compensation in excess of $100,000.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Kyle Schlosser	President, CEO,CFO, Treasurer and Director	2009	$--	$-0-	$-0-	-0-	-0-	-0-	-0-	$--
		2008	$--	$-0-	$-0-	-0-	-0-	-0-	-0-	$--

Leigh-Ann Squire	Secretary, Treasurer, CFO, and Director	2009	$--	$-0-	$-0-	-0-	-0-	-0-	-0-	$--
		2008	$--	$-0-	$-0-	-0-	-0-	-0-	-0-	$--

The Company has no option or stock award plan or long-term incentive plan.

The Company has no plans that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

The Company has no agreement that provides for payment to our executive officer at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in our executive officer's responsibilities following a change in control.

Director Compensation

None.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND

DIRECTOR StateStateINDEPENDENCE.

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above

We anticipate reviewing all related party transactions as they are presented to us, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

ITEM   8.

LEGAL PROCEEDINGS

We are not presently a party to any litigation.

ITEM   9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

 Our common stock is currently quoted on the Over the Counter Bulletin Board. Our common stock has been quoted since August 8, 2008. Originally, we traded under the symbol “FERO.”  On April 20, 2010, we began trading under our current symbol of “FROI.”  Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for our common stock for the periods indicated, based on our fiscal year end of June 30th.

2009	High	Low
First Quarter	$ 0.10	$ 0.07
Second Quarter	$ 0.13	$ 0.05
2010
Third Quarter	$ 0.05	$ 0.02
Fourth Quarter	$ 0.22	$ 0.04

Reports to Security Holders

We are a reporting company pursuant to the Securities and Exchange Act of 1934. As such, we provide an annual report to our security holders, which will include audited financial statements, and quarterly reports, which will contain unaudited financial statements.

Record Holders

As of July 6, 2010, an aggregate of 127,500,000 shares of our common stock were issued and outstanding and were owned by approximately 21 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not authorized any securities for issuance under an Equity Compensation Plan.

Indemnification of Directors and Officers

As permitted by Colorado law, our Articles of Incorporation provide that we will indemnify our director and officer against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Trading Information

The Company’s common stock is currently approved for quotation under the symbol “FROI,” but there is currently no liquid trading market for the Company’s common stock.  The information for our transfer agent is as follows:

StateHolladay Stock Transfer

StateState2939 N 67th Pl Ste C
StateStateScottsdale, StateAZ State85251

Section 15(g) of the Securities Exchange Act of 1934

Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Securities authorized for issuance under equity compensation plans

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

Other than those previously reported, none.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of StateStateColorado for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

No shareholder shall have the right to cumulative voting.

Exclusion of Liabilities

Pursuant to the laws of the State of Colorado, our Articles of Incorporation exclude personal liability for its director for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in its best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorneys fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of StateStateColorado.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 14 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K.

END OF FORM 10 DISCLOSURE

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of closing the Asset Acquisition Agreement, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description	Filed
3.1(a)	Articles of Incorporation filed with the Colorado Secretary of State on December 11, 2000.	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on October 23, 2007.
3.1(b)	Articles of Amendment filed with the Colorado Secretary of State on November 20, 2008.	Filed herewith.
3.1(c)	Articles of Amendment filed with the Colorado Secretary of State on December 3, 2008.	Filed herewith.
3.2	Bylaws	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on October 23, 2007.
10.1	Asset Option and Purchase Agreement, dated April 20, 2007 by and between Jerry Capehart and Fero Industries, Inc.	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on October 23, 2007.
10.2	Interim Agreement Between Fero and Pyro	Incorporated by reference to the Company’s current Report on Form 8-K as filed with the SEC on December 08, 2008.
10.3	Amending Agreement Between Fero and Pyro	Incorporated by reference to the Company’s current Report on Form 8-K as filed with the SEC on May 19, 2009.
10.4	Definitive Share Exchange Agreement Between Fero Industries, Inc. and Pyro Pharmaceuticals, Inc.	Incorporated by reference to the Company’s current Report on Form 8-K as filed with the SEC on October 14, 2009.
10.5	Definitive Asset Purchase Agreement Between Fero Industries, Inc. and Pyro Pharmaceuticals, Inc.	Incorporated by reference to the Company’s current Report on Form 8-K as filed with the SEC on December 10, 2009.
10.6	Termination of Share Exchange Agreement Between Fero Industries, Inc. and Pyro Pharmaceuticals, Inc.	Incorporated by reference to the Company’s current Report on Form 8-K as filed with the SEC on December 10, 2009.
10.7	Asset Acquisition Agreement between Fero Industries, Inc and Gvest, Inc.	Incorporated by reference to the Company’s current Report on Form 8-K as filed with the SEC on May 28, 2010.
10.8	Promissory Note with Peter Hogendoorn executed on June 24, 2010.	Incorporated by reference to the Company’s current Report on Form 8-K as filed with the SEC on July 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERO INDUSTRIES, INC.

Date: July 8, 2010	By:	/s/ Kyle Schlosser

Kyle Schlosser
Chief Executive Officer